Filed Pursuant to Rule 424(b)(3)

Registration No. 333-181815

PROSPECTUS

855,078 Shares

Common Stock

This prospectus relates to resales of shares of common stock previously issued, or to be issued, by us in connection with four recent acquisitions (the “Acquisitions”). Pursuant to that certain Asset Purchase Agreement, dated as of April 11, 2012, by and among InnerWorkings, Inc., a Delaware corporation, Launch Media, Inc., a Minnesota corporation (“Launch Media”), Anthony Frank and Douglas Thompson (the “Launch Media Purchase Agreement”), we purchased certain assets of Launch Media in exchange for shares of our common stock. Pursuant to that certain Purchase Agreement, dated as of April 13, 2012, by and among InnerWorkings Europe Limited, a company registered in England and Wales, Novavision A/S, a public company registered in Denmark (“Novavision”), and Michael Skouw Nielsen (the “Novavision Purchase Agreement”), we purchased all of the outstanding shares of Novavision in exchange for cash and shares of our common stock. Pursuant to that certain Purchase Agreement, dated as of April 24, 2012, by and among InnerWorkings Europe Limited, a company registered in England and Wales, acting through its French Branch, Iconomedia, a société à responsabilité limitée registered with the Parish Registry of Commerce and Companies (“Iconomedia”), Groupe F.V.D.B., Fredéric Albert, Florian Delpierre and Jean Manuel Lopez (the “Iconomedia Purchase Agreement”), we purchased all of the outstanding shares of Iconomedia in exchange for shares of our common stock. Pursuant to that certain Asset Purchase Agreement, dated as of April 26, 2012, by and among InnerWorkings, Inc., a Delaware corporation, Idea Media Services, LLC, an Illinois limited liability company (“Idea Media”), and Erik Gershfeld (the “Idea Media Purchase Agreement”), we purchased certain assets of Idea Media in exchange for cash and shares of our common stock.

Launch Media is the recipient of the shares of common stock previously issued, or to be issued, by us in connection with the Launch Media Purchase Agreement (the “Launch Media selling stockholder”). Michael Skouw Nielsen is the recipient of the shares of common stock previously issued, or to be issued, by us in connection with the Novavision Purchase Agreement (the “Novavision selling stockholder”). Groupe F.V.D.B. and Fredéric Albert are the recipients of the shares of common stock previously issued, or to be issued, by us in connection with the Iconomedia Purchase Agreement (the “Iconomedia selling stockholders”). Idea Media is the recipient of the shares of common stock previously issued, or to be issued, by us in connection with the Idea Media Purchase Agreement (the “Idea Media selling stockholder”). We refer to the Launch Media selling stockholder, the Novavision selling stockholder, the Iconomedia selling stockholders and the Idea Media selling stockholder herein as the “selling stockholders.” This prospectus registers up to 855,078 shares of common stock on behalf of the selling stockholders, consisting of (i) 189,285 shares of common stock previously issued to the selling stockholders and (ii) up to 655,793 shares of common stock that may be issued to the selling stockholders if certain financial milestones are achieved by Launch Media, Novavision, Iconomedia and Idea Media during certain measurement periods described in each Purchase Agreement.

The selling stockholders identified in this prospectus, or their pledges, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both.  These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.  The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.  See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “INWK.”  On June 7, 2012, the closing sale price of our common stock on the NASDAQ Global Select Market was $11.77 per share.  You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

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Investing in our common stock involves certain risks.  You should carefully read and consider the section entitled “Risk Factors” on page 6 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2012

TABLE OF CONTENTS

Page #

ABOUT THIS PROSPECTUS	2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2

PROSPECTUS SUMMARY	3

RISK FACTORS	6

USE OF PROCEEDS	6

ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDERS	6

SELLING STOCKHOLDERS	9

PLAN OF DISTRIBUTION	10

LEGAL MATTERS	11

EXPERTS	11

INFORMATION INCORPORATED BY REFERENCE	11

WHERE YOU CAN FIND ADDITIONAL INFORMATION	12

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus.  You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”  In this prospectus, references to the “Company,” “InnerWorkings,” “registrant,” “we,” “us,” and “our” refer to InnerWorkings, Inc.  The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and our management’s assumptions.  In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements.  Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our common stock.

InnerWorkings, Inc.

We are a leading provider of global print management and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, we procure, manage and deliver printed materials and promotional products as part of a comprehensive outsourced enterprise solution. Our technology and database of information are designed to capitalize on excess manufacturing capacity and other inefficiencies in the traditional print supply chain to obtain favorable pricing and to deliver high-quality products and services for our clients. Since 2002, we have expanded from a regional focus to a national and then international focus with the acquisitions in 2011 of CPRO, a leading provider of print solutions in Latin America, and Productions Graphics, a leading print management firm with a particular strength in continental Europe.

This prospectus relates to resales of shares of common stock previously issued, or to be issued, by us in connection with four recent acquisitions (the “Acquisitions”). Pursuant to that certain Asset Purchase Agreement, dated as of April 11, 2012, by and among InnerWorkings, Inc., a Delaware corporation, Launch Media, Inc., a Minnesota corporation (“Launch Media”), Anthony Frank and Douglas Thompson (the “Launch Media Purchase Agreement”), we purchased certain assets of Launch Media in exchange for shares of our common stock. Pursuant to that certain Purchase Agreement, dated as of April 13, 2012, by and among InnerWorkings Europe Limited, a company registered in England and Wales, Novavision A/S, a public company registered in Denmark (“Novavision”), and Michael Skouw Nielsen (the “Novavision Purchase Agreement”), we purchased all of the outstanding shares of Novavision in exchange for cash and shares of our common stock. Pursuant to that certain Purchase Agreement, dated as of April 24, 2012, by and among InnerWorkings Europe Limited, a company registered in England and Wales, acting through its French Branch, Iconomedia, a société à responsabilité limitée registered with the Parish Registry of Commerce and Companies (“Iconomedia”), Groupe F.V.D.B., Fredéric Albert, Florian Delpierre and Jean Manuel Lopez (the “Iconomedia Purchase Agreement”), we purchased all of the outstanding shares of Iconomedia in exchange for shares of our common stock. Pursuant to that certain Asset Purchase Agreement, dated as of April 26, 2012, by and among InnerWorkings, Inc., a Delaware corporation, Idea Media Services, LLC, an Illinois limited liability company (“Idea Media”), and Erik Gershfeld (the “Idea Media Purchase Agreement,” and together with the Launch Media Purchase Agreement, the Novavision Purchase Agreement and the Iconomedia Purchase Agreement, the “Purchase Agreements”), we purchased certain assets of Idea Media in exchange for cash and shares of our common stock.

Launch Media is the recipient of the shares of common stock previously issued, or to be issued, by us in connection with the Launch Media Purchase Agreement (the “Launch Media selling stockholder”). Michael Skouw Nielsen is the recipient of the shares of common stock previously issued, or to be issued, by us in connection with the Novavision Purchase Agreement (the “Novavision selling stockholder”). Groupe F.V.D.B. and Fredéric Albert are the recipients of the shares of common stock previously issued, or to be issued, by us in connection with the Iconomedia Purchase Agreement (the “Iconomedia selling stockholders”). Idea Media is the recipient of the shares of common stock previously issued, or to be issued, by us in connection with the Idea Media Purchase Agreement (the “Idea Media selling stockholder”). We refer to the Launch Media selling stockholder, the Novavision selling stockholder, the Iconomedia selling stockholders and the Idea Media selling stockholder herein as the “selling stockholders.” This prospectus registers up to 855,078 shares of common stock on behalf of the selling stockholders, consisting of (i) 189,285 shares of common stock previously issued to the selling stockholders and (ii) up to 655,793 shares of common stock that may be issued to the selling stockholders if certain financial milestones are achieved by Launch Media, Novavision, Iconomedia and Idea Media during certain measurement periods described in each Purchase Agreement.

The aggregate purchase price payable to the selling stockholders pursuant to the Purchase Agreements is $10,426,354 (based upon the applicable exchange rate as published by the European Central Bank on May 23, 2012) (the “Aggregate Consideration”). The Aggregate Consideration is composed of the following:

•	With respect to the Launch Media Purchase Agreement, (A) 13,436 shares of our common stock issued on April 11, 2012 and (B) up to $475,000 in any mix of cash and/or shares of our common stock, as determined in our sole discretion, if certain financial milestones are achieved during certain measurement periods between April 11, 2012 and April 30, 2015 (the “Launch Media Earn-Out”);

•	With respect to the Novavision Purchase Agreement, (A) 72,976 shares of our common stock issued on April 14, 2012, (B) €60,000 paid in cash on April 20, 2012 and (C) up to €420,000 in shares of our common stock if certain financial milestones are achieved during certain measurement periods between April 1, 2012 and March 31, 2016 (the “Novavision Earn-Out”);

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•	With respect to the Iconomedia Purchase Agreement, (A) 64,848 shares of our common stock issued on April 24, 2012 and (B) up to €4,300,000 in shares of our common stock if certain financial milestones are achieved during certain measurement periods between April 1, 2012 and March 31, 2016 (the “Iconomedia Earn-Out”); and

•	With respect to the Idea Media Purchase Agreement, (A) $150,000 paid in cash on April 27, 2012, (B) 38,025 shares of our common stock issued on April 26, 2012 and (C) up to $1,400,000 in shares of our common stock if certain financial milestones are achieved during certain measurement periods between April 26, 2012 and April 30, 2016 (the “Idea Media Earn-Out,” and together with the Launch Media Earn-Out, the Novavision Earn-Out and the Iconomedia Earn-Out, the “Aggregate Earn-Out”).

This prospectus relates to the resales of shares of our common stock previously issued, or to issued, by us in connection with the Purchase Agreements.

Our principal executive offices are located at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.  Our telephone number is (312) 642-3700.  Our website is located at www.inwk.com.  The information on our website is not part of this prospectus.

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The Offering

Common Stock Offered by the Selling Stockholders	855,078(1)(2)(3)(4)(5)
Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.
NASDAQ Global Select Market Symbol	INWK

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(1)	Includes 189,285 aggregate shares of our common stock that were issued to the selling stockholders on April 11, 2012, April 14, 2012, April 24, 2012 and April 26, 2012 pursuant to the Launch Media Purchase Agreement, the Novavision Purchase Agreement, the Iconomedia Purchase Agreement and the Idea Media Purchase Agreement, respectively. Also includes 665,793 aggregate shares of our common stock that may be issued pursuant to the Aggregate Earn-Out. We have assumed all future payments, which are more fully described under “Issuance of Common Stock to Selling Stockholders,” will be earned in full. The number of shares of our common stock to be issued to the selling stockholders for such future payments has not yet been determined and is therefore estimated herein. The exact number of shares will be determined by taking each specific future payment and dividing it by the closing sale price of our common stock as reported on the NASDAQ Global Select Market on the last trading day of the applicable measurement period (converted to Euros in the case of the Novavision Earn-Out and the Iconomedia Earn-Out based upon the exchange rate published by the European Central Bank for such trading day).

(2)	The maximum Launch Media Earn-Out is $475,000 to be paid in any mix of cash and/or shares of our common stock, as determined in our sole discretion, based on the closing price of our common stock on the NASDAQ Global Select Market on the last trading day of the applicable measurement period. We have assumed that 100% of the Idea Media Earn-Out will be paid in shares of our common stock. The number of shares registered pursuant to the Launch Media Earn-Out was estimated by dividing $475,000 by the closing price of our common stock on the NASDAQ Global Select Market on May 23, 2012, which was $11.79.

(3)	The maximum Novavision Earn-Out is €420,000 to be paid in shares of our common stock based on the closing price of such shares on the NASDAQ Global Select Market on the last trading day of the applicable measurement period, with such price converted to Euros based on the applicable exchange rate as published by the European Central Bank for such trading day. The number of shares registered pursuant to the Novavision Earn-Out was estimated by dividing €420,000 by the closing price of our common stock on the NASDAQ Global Select Market on May 23, 2012, which was $11.79 (converted to Euros based upon the exchange rate published by the European Central Bank on May 23, 2012).

(4)	The maximum Iconomedia Earn-Out is €4,300,000 to be paid in shares of our common stock based on the closing price of such shares on the NASDAQ Global Select Market on the last trading day of the applicable measurement period, with such price converted to Euros based on the applicable exchange rate as published by the European Central Bank for such trading day. The number of shares registered pursuant to the Iconomedia Earn-Out was estimated by dividing €4,300,000 by the closing price of our common stock on the NASDAQ Global Select Market on May 23, 2012, which was $11.79 (converted to Euros based upon the exchange rate published by the European Central Bank on May 23, 2012) .

(5)	The maximum Idea Media Earn-Out is $1,400,000 to be paid in shares of our common stock based on the closing price of such shares on the NASDAQ Global Select market on the last trading day of the applicable measurement period. The number of shares registered pursuant to the Iconomedia Earn-Out was estimated by dividing $1,400,000 by the closing price of our common stock on the NASDAQ Global Select Market on May 23, 2012, which was $11.79.

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RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision.   If any of these risks actually occurs, there could be a material adverse effect on our business, financial condition, cash flows or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.  These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholders.  We will not receive any proceeds from the sale of shares by the selling stockholders.  The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDERS

The Aggregate Consideration to the selling stockholders in connection with the Acquisitions is an amount equal to up to $10,426,354.  The Aggregate Consideration for the Acquisitions is composed of the following:

•	Pursuant to the Launch Media Purchase Agreement, (A) 13,436 shares of our common stock issued on April 11, 2012 and (B) up to $475,000 in any mix of cash and/or shares of our common stock, as determined in our sole discretion, if certain financial milestones are achieved during certain measurement periods between April 11, 2012 and April 30, 2015 as described below;

•	Pursuant to the Novavision Purchase Agreement, (A) 72,976 shares of our common stock issued on April 14, 2012, (B) €60,000 paid in cash on April 20, 2012 and (C) up to €420,000 in shares of our common stock if certain financial milestones are achieved during certain measurement periods between April 1, 2012 and March 31, 2016 as described below;

•	Pursuant to the Iconomedia Purchase Agreement, (A) 64,848 shares of our common stock issued on April 24, 2012 and (B) up to €4,300,000 in shares of our common stock if certain financial milestones are achieved during certain measurement periods between April 1, 2012 and March 31, 2016 as described below; and

•	Pursuant to the Idea Media Purchase Agreement, (A) $150,000 paid in cash on April 27, 2012, (B) 38,025 shares of our common stock issued on April 26, 2012 and (C) up to $1,400,000 in shares of our common stock if certain financial milestones are achieved during certain measurement periods between April 26, 2012 and April 30, 2016 as described below.

Pursuant to the Launch Media Earn-Out, the Launch Media selling stockholder will be eligible to receive earn-out payments having an aggregate maximum value of $475,000 based on certain financial objectives. These objectives are defined in terms of all payments invoiced by us from all Launch Media existing accounts and all new customer accounts obtained and retained during the period from April 11, 2012 through April 30, 2015, minus the cost of goods sold (“Gross Profit”). The specific terms of the Launch Media Earn-Out are as follows:

•	For the period beginning on April 11, 2012 and ending on April 30, 2103, Gross Profit must equal or exceed $250,000 in order for the Launch Media selling stockholder to be entitled to receive $235,000;

•	For the period beginning on May 1, 2013 and ending on April 30, 2014, Gross Profit must equal or exceed $250,000 in order for the Launch Media selling stockholder to be entitled to receive $240,000; and

•	For the period beginning on April 11, 2012 and ending on April 30, 2015, Gross Profit must equal or exceed $750,000 in order for the Launch Media selling stockholder to be entitled to receive $475,000, less any amount previously paid in connection with the first and second measurement periods described above.

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All payments in connection with the Launch Media Earn-Out will be paid in a mix of cash and/or shares of our common stock, as determined in our sole discretion. Shares of our common stock issued in connection with the Launch Media Earn-Out will be based on the closing price of our common stock on the NASDAQ Global Select Market on the last trading day of the applicable measurement period.

Pursuant to the Novavision Earn-Out, the Novavision selling stockholder will be eligible to receive earn-out payments having an aggregate maximum value of €420,000 based on certain financial objectives. These objectives are defined in terms of earnings of Novavision attributable to accounts set forth in the Novavision Purchase Agreement, excluding interest, taxes, depreciation and amortization (“Novavision EBITDA”). The specific terms of the Novavision Earn-Out are as follows:

•	For the period beginning on April 1, 2012 and ending on March 31, 2013, Novavision EBITDA must equal or exceed €230,000 in order for the Novavision selling stockholder to be entitled to receive €100,000;

•	For the period beginning on April 1, 2013 and ending on March 31, 2014, Novavision EBITDA must equal or exceed €270,000 in order for the Novavision selling stockholder to be entitled to receive €120,000;

•	For the period beginning on April 1, 2014 and ending on March 31, 2015, Novavision EBITDA must equal or exceed €300,000 in order for the Novavision selling stockholder to be entitled to receive €200,000; and

•	For the period beginning on April 1, 2012 and ending on March 31, 2016, Novavision EBITDA must equal or exceed €1,100,000 in order for the Novavision selling stockholder to be entitled to receive €420,000, less any amount previously paid in connection with the first, second and third measurement periods described above.

All payments in connection with the Novavision Earn-Out will be paid in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the last trading day of the applicable measurement period (converted to Euros based upon the exchange rate published by the European Central Bank on the last trading day of the applicable measurement period).

Pursuant to the Iconomedia Earn-Out, the Iconomedia selling stockholders will be eligible to receive earn-out payments having an aggregate maximum value of €4,300,000 based on certain financial objectives. These objectives are defined in terms of earnings of Iconomedia attributable to accounts set forth in the Iconomedia Purchase Agreement, excluding interest, taxes, depreciation and amortization (“Iconomedia EBITDA”). The specific terms of the Iconomedia Earn-Out are as follows:

•	For the period beginning on April 1, 2012 and ending on March 31, 2013, Iconomedia EBITDA must equal or exceed €400,000 in order for the Iconomedia selling stockholders to be entitled to receive €500,000;

•	For the period beginning on April 1, 2013 and ending on March 31, 2014, Iconomedia EBITDA must equal or exceed €600,000 in order for the Iconomedia selling stockholders to be entitled to receive €800,000;

•	For the period beginning on April 1, 2014 and ending on March 31, 2015, Iconomedia EBITDA must equal or exceed €800,000 in order for the Iconomedia selling stockholders to be entitled to receive €1,000,000;

•	For the period beginning on April 1, 2015 and ending on March 31, 2016, Iconomedia EBITDA must equal or exceed €1,000,000 in order for the Iconomedia selling stockholders to be entitled to receive €1,200,000; and

•	For the period beginning on April 1, 2012 and ending on March 31, 2016, Iconomedia EBITDA must equal or exceed €4,000,000 in order for the Iconomedia selling stockholders to be entitled to receive €800,000.

All payments in connection with the Iconomedia Earn-Out will be paid in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the last trading day of the applicable measurement period (converted to Euros based upon the exchange rate published by the European Central Bank on the last trading day of the applicable measurement period).

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Pursuant to the Idea Media Earn-Out, the Idea Media selling stockholder will be eligible to receive earn-out payments having an aggregate maximum value of $1,400,000 based on certain financial objectives. These objectives are defined in terms of earnings of Idea Media attributable to accounts set forth in the Idea Media Purchase Agreement, including all personnel and out-of pocket expenses directly supporting such accounts, but excluding interest, taxes, depreciation and amortization (“Idea Media EBITDA”). The specific terms of the Idea Media Earn-Out are as follows:

•	For the period beginning on April 26, 2012 and ending on April 30, 2013 (the “First EBITDA Period”), Idea Media EBITDA must equal or exceed $500,000 in order for the Idea Media selling stockholder to be entitled to receive $350,000. Should Idea Media EBITDA fall below $500,000 but equal or exceed $400,000, the Idea Media selling stockholder shall be entitled to a payment in an amount equal to $350,000 times a fraction (A) the numerator of which is the positive difference between (x) the Idea Media EBITDA for the First Measurement Period and (y) $400,000, and (B) the denominator of which is $100,000;

•	For the period beginning on May 1, 2013 and ending on April 30, 2014 (the “Second Measurement Period”), Idea Media EBITDA must equal or exceed $525,000 in order for the Idea Media selling stockholder to be entitled to receive $350,000. Should Idea Media EBITDA fall below $525,000 but equal or exceed $425,000, the Idea Media selling stockholder shall be entitled to a payment in an amount equal to $350,000 times a fraction (A) the numerator of which is the positive difference between (x) the Idea Media EBITDA for the Second Measurement Period and (y) $425,000, and (B) the denominator of which is $100,000;

•	For the period beginning on May 1, 2014 and ending on April 30, 2015 (the “Third Measurement Period”), Idea Media EBITDA must equal or exceed $550,000 in order for the Idea Media selling stockholder to be entitled to receive $350,000. Should Idea Media EBITDA fall below $550,000 but equal or exceed $450,000, the Idea Media selling stockholder shall be entitled to a payment in an amount equal to $350,000 times a fraction (A) the numerator of which is the positive difference between (x) the Idea Media EBITDA for the Third Measurement Period and (y) $450,000, and (B) the denominator of which is $100,000;

•	For the period beginning on May 1, 2015 and ending on April 30, 2016 (the “Fourth Measurement Period”), Idea Media EBITDA must equal or exceed $575,000 in order for the Idea Media selling stockholder to be entitled to receive $350,000. Should Idea Media EBITDA fall below $575,000 but equal or exceed $475,000, the Idea Media selling stockholder shall be entitled to a payment in an amount equal to $350,000 times a fraction (A) the numerator of which is the positive difference between (x) the Idea Media EBITDA for the Fourth Measurement Period and (y) $475,000, and (B) the denominator of which is $100,000; and

•	To the extent that Idea Media EBITDA exceeds the target for any measurement period (the “Excess EBITDA”), then such Excess EBITDA shall be applied, without duplication, to the calculation of Idea Media EBITDA for one or more prior measurement periods, to the extent that Idea Media EBITDA for any prior measurement period is less than the target for such measurement period.

All payments in connection with the Idea Media Earn-Out will be paid in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the last trading day of the applicable measurement period.

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SELLING STOCKHOLDERS

If certain requirements are satisfied as discussed under “Issuance of Common Stock to Selling Stockholders,” we may in the future issue certain shares of common stock covered in this prospectus to the selling stockholders pursuant to the terms of the Purchase Agreements.

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of May 29, 2012 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. It assumes that the selling stockholders will be issued 655,793 shares of our common stock, which is an estimate of the number of shares that may be issued to the selling stockholders in the future pursuant to the Aggregate Earn-Out, as described in further detail in “Prospectus Summary—the Offering”. The number of shares we are required to issue may be greater or less than the assumed amount depending on (i) the price of our common stock on the dates that we are required to use to determine the number of shares of our common stock to be issued and (ii) whether the selling stockholders are otherwise eligible to receive the shares.

Names of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Being Offered(2)
	Number	Percentage
Launch Media, Inc.(3)	53,725	*	53,725
Michael Skouw Nielsen(4)	118,069	*	118,069
Groupe F.V.B.D.(5)(6)	447,537	*	447,537
Frédéric Albert(6)(7)	78,977	*	78,977
Idea Media Services, LLC(8)	118,745	*	118,745

*	Less than 1%

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of May 29, 2012, and the percentage is based upon 48,752,771 shares of our common stock outstanding as of May 29, 2012.

(2)	The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after the completion of this offering.

(3)	The address for Launch Media is 1115 Vicksburg Lane, Suite 17, Plymouth, Minnesota 55447. Launch Media is owned 50% by Anthony Frank and 50% by Douglas Thompson. Messrs. Frank and Thompson have shared voting and investment power with respect to the shares of common stock beneficially owned by Launch Media. Includes 13,436 shares of our common stock that were issued to Launch Media on April 11, 2012 pursuant to the Launch Media Purchase Agreement. Also includes the maximum shares that Launch Media can earn based on assumed future aggregate share payments pursuant to the Launch Media Earn-Out equal to $475,000 divided by the closing sale price of our common stock on the NASDAQ Global Select Market on May 23, 2012, which was $11.79.

(4)	The address for Michael Skouw Nielsen is Strandlythuse 38, DK-5330 Munkebo, Denmark. Mr. Nielsen has sole voting and investment power with respect to the shares of common stock beneficially owned by Mr. Nielsen. Includes 72,976 shares of our common stock that were issued to Mr. Nielsen on April 14, 2012 pursuant to the Novavision Purchase Agreement. Also includes the maximum shares that the Mr. Nielsen can earn based on assumed future aggregate share payments pursuant to the Novavision Earn-Out equal to €420,000 divided by the closing sale price of our common stock on the NASDAQ Global Select Market on May 23, 2012, which was $11.79 (converted to Euros based upon the exchange rate published by the European Central Bank on May 23, 2012).

(5)	The address for Groupe F.V.B.D. is 130, rue Cardinet, 75017 Paris, France. Groupe F.V.B.D. is owned 95% by Florian Delpierre and 5% by Jean Manuel Lopez. Messrs. Delpierre and Lopez have shared voting and investment power with respect to the shares of common stock beneficially owned by Groupe F.V.B.D. Includes 55,121 shares of our common stock that were issued to Groupe F.V.B.D. on April 24, 2012 pursuant to the Iconomedia Purchase Agreement.

(6)	Includes the maximum shares that Groupe F.V.B.D. and Frédéric Albert can earn based on assumed future aggregate share payments pursuant to the Iconomedia Earn-Out equal to €4,300,000 divided by the closing sale price of our common stock on the NASDAQ Global Select Market on May 23, 2012, which was $11.79 (converted to Euros based upon the exchange rate published by the European Central Bank on May 23, 2012). All shares of common stock issued pursuant to the Iconomedia Earn-Out will be allocated 85% to Groupe F.V.B.D. and 15% to Mr. Albert.

(7)	The address for Mr. Albert is 78, rue Legendre, 75017 Paris, France. Mr. Albert has sole voting and investment power with respect to the shares beneficially owned by Mr. Albert. Includes 9,727 shares of our common stock that were issued to Mr. Albert on April 24, 2012 pursuant to the Iconomedia Purchase Agreement.

(8)	The address for Idea Media is 1700 West Hubbard, Chicago, Illinois 60618. Idea Media is owned 100% by Erik Gershfeld, who has sole voting and investment power with respect to the shares of common stock beneficially owned by Idea Media. Includes 38,025 shares of our common stock that were issued to Idea Media on April 26, 2012 pursuant to the Idea Media Purchase Agreement. Also includes the maximum shares that Idea Media can earn based on assumed future aggregate share payments pursuant to the Idea Media Earn-Out equal to $1,400,000 divided by the closing sale price of our common stock on the NASDAQ Global Select Market on May 23, 2012, which was $11.79.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the NASDAQ Global Select Market or any other organized market where our shares of common stock may be traded, sell any or all of their shares of our common stock through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale.  The selling stockholders may distribute the shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent or principal of all of the shares held by the selling stockholders;

•	purchases by a broker-dealer as principal and resales by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which in turn may engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock under this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholders under this prospectus has been passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	our Current Reports on Form 8-K filed with the SEC on April 26, 2012, May 3, 2012 and May 30, 2012;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2012; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A/A filed with the SEC on August 11, 2006.

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All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of such documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700. Information contained on our website, http://www.inwk.com, is not a prospectus and does not constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.  You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700.

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